EXHIBIT 3.16
                                                                    ------------



                                     BY-LAWS

                                       OF

                             FOAMEX MEXICO II, INC.

                             a Delaware corporation


                               (the "Corporation")

                           As adopted on March 7, 1994

Article I.    OFFICES..........................................................1
    Section 1.1.  Registered Office............................................1
    Section 1.2.  Additional Offices...........................................1

Article II.   STOCKHOLDERS MEETINGS............................................1
    Section 2.1.  Annual Meetings..............................................1
    Section 2.2.  Special Meetings.............................................1
    Section 2.3.  Notices......................................................1
    Section 2.4.  Quorum.......................................................1
    Section 2.5.  Organization and Conduct of Meetings.........................2
    Section 2.6.  Notification of Stockholder Business.........................2
    Section 2.7.  Voting of Shares.............................................3
            Section 2.7.1. Voting Lists........................................3
            Section 2.7.2. Votes Per Share.....................................3
            Section 2.7.3. Proxies.............................................4
            Section 2.7.4. Required Vote.......................................4
            Section 2.7.5. Consents in Lieu of Meeting.........................4

Article III.  DIRECTORS........................................................4
    Section 3.1.   Purpose.....................................................4
    Section 3.2.   Number......................................................4
    Section 3.3.   Election....................................................4
    Section 3.4.   Notification of Nominations.................................4
    Section 3.5.   Vacancies and Newly Created Directorships...................5
            Section 3.5.1.  Vacancies..........................................5
            Section 3.5.2.  Newly Created Directorships........................5
    Section 3.6.   Removal.....................................................6
    Section 3.7.   Compensation................................................6

Article IV.   BOARD MEETINGS...................................................6
    Section 4.1.   Regular Meetings............................................6
    Section 4.2.   Special Meetings............................................6
    Section 4.3.   Conduct of Meetings.........................................6
    Section 4.4.   Quorum, Required Vote.......................................7
    Section 4.5.   Consent In Lieu of Meeting..................................7

Article V.    COMMITTEES OF DIRECTORS..........................................7
    Section 5.1.   Establishment; Standing Committees..........................7
            Section 5.1.1. Finance Committee...................................7
            Section 5.1.2. Audit Committee.....................................7
            Section 5.1.3. Compensation Committee..............................8
    Section 5.2.   Available Powers............................................8
    Section 5.3.   Unavailable Powers..........................................8

                                      (i)

    Section 5.4.   Alternate Members...........................................8
    Section 5.5.   Procedures..................................................9

Article VI.   OFFICERS.........................................................9
    Section 6.1.   Elected Officers............................................9
            Section 6.1.1. Chairman of the Board...............................9
            Section 6.1.2. President...........................................9
            Section 6.1.3. Chief Financial Officer............................10
            Section 6.1.4. Vice Presidents....................................10
            Section 6.1.5. Secretary..........................................10
            Section 6.1.6. Assistant Secretaries..............................10
            Section 6.1.7. Treasurer..........................................10
            Section 6.1.8. Assistant Treasurers...............................11
            Section 6.1.9. Divisional Officers................................11
    Section 6.2.   Election...................................................11
    Section 6.3.   Appointed Officers.........................................11
    Section 6.4.   Multiple Officeholders, Stockholders and
                   Director Officers..........................................11
    Section 6.5.   Compensation, Vacancies....................................11
    Section 6.6.   Additional Powers and Duties...............................12
    Section 6.7.   Removal....................................................12
    Section 6.8.   Voting Upon Stocks.........................................12

Article VII.  SHARE CERTIFICATES..............................................12
    Section 7.1.   Entitlement to Certificates................................12
    Section 7.2.   Multiple Classes of Stock..................................12
    Section 7.3.   Signatures.................................................13
    Section 7.4.   Issuance and Payment.......................................13
    Section 7.5.   Lost, Stolen or Destroyed Certificates.....................13
    Section 7.6.   Transfer of Stock..........................................13
    Section 7.7.   Registered Stockholders....................................13

Article VIII. INDEMNIFICATION.................................................14
    Section 8.1.   General....................................................14
    Section 8.2.   Actions by or in the Right of the Corporation..............14
    Section 8.3.   Board Determinations.......................................14
    Section 8.4.   Advancement of Expenses....................................15
    Section 8.5.   Nonexclusive...............................................15
    Section 8.6.   Insurance..................................................15
    Section 8.7.   Certain Definitions........................................15
    Section 8.8.   Change in Governing Law....................................16

Article IX.   INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS.................16
    Section 9.1.   Validity...................................................16
    Section 9.2.   Disclosure, Approval.......................................16
    Section 9.3.   Nonexclusive...............................................17

                                      (ii)

Article X.    MISCELLANEOUS...................................................17
    Section 10.1.  Place of Meetings..........................................17
    Section 10.2.  Fixing Record Dates........................................17
    Section 10.3.  Means of Giving Notice.....................................17
    Section 10.4.  Waiver of Notice...........................................17
    Section 10.5.  Attendance via Communications Equipment....................18
    Section 10.6.  Dividends..................................................18
    Section 10.7.  Reserves...................................................18
    Section 10.8.  Reports to Stockholders....................................18
    Section 10.9.  Checks, Notes and Contracts................................18
    Section 10.10. Loans......................................................19
    Section 10.11. Fiscal Year................................................19
    Section 10.12. Seal19
    Section 10.13. Books and Records..........................................19
    Section 10.14. Resignation................................................19
    Section 10.15. Surety Bonds...............................................19
    Section 10.16. Amendments.................................................19

                                     (iii)

                                     BY-LAWS
                                       OF
                             FOAMEX MEXICO II, INC.

                                   Article I.

                                     OFFICES

         Section 1.1. REGISTERED OFFICE. The registered office of the Corporation within the State of Delaware shall be located at the principal place of business in said state of such Corporation or individual acting as the Corporation's registered agent in Delaware.

         Section 1.2. ADDITIONAL OFFICES. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and without the State of Delaware, as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or as the business and affairs of the Corporation may require.

                                  Article II.

                              STOCKHOLDERS MEETINGS

         Section 2.1. ANNUAL MEETINGS. Annual meetings of stockholders shall be held at a place and time on any weekday which is not a holiday and which is not more than 120 days after the end of the fiscal year of the Corporation as shall be designated by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect the directors of the Corporation and transact such other business as may properly be brought before the meeting.

         Section 2.2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, shall be called in the manner prescribed by Article FIFTH of the Certificate of Incorporation.

         Section 2.3. NOTICES. Written notices of each stockholders meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat at the address of such stockholder as reflected in the records of the Corporation. Such notice shall be given by or at the direction of the party calling such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which said meeting is being called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto.

         Section 2.4. QUORUM. At any stockholders meeting, the holders present in person or by proxy of a majority of the outstanding shares of capital stock entitled to vote thereat shall constitute a quorum of the stockholders for all purposes (unless the representation of a larger number of shares shall be required by law or by the Certificate of Incorporation, in which case the representation of the number of shares so required shall constitute a quorum).

         The holders of a majority of the outstanding shares of capital stock entitled to vote which are present in person or by proxy at any meeting (whether or not constituting a quorum of the outstanding shares) may adjourn the meeting from time to time without notice other than by announcement thereat; and at any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting originally noticed shall be entitled to vote at any adjournment or adjournments thereof However, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.5. ORGANIZATION AND CONDUCT OF MEETINGS. The Chairman of the Board shall call stockholders meetings to order and shall act as Chairman of such meetings. In the absence of the Chairman of the Board at any meeting, the President or, in his absence, any Vice President designated by the Board of Directors to perform the duties of the Chairman of the Board shall act as Chairman. In the absence of the Chairman of the Board, the President and any such Vice President at any meeting, the holders of a majority of the shares of capital stock entitled to vote present in person or by proxy at such meeting shall elect a Chairman.

         The Secretary of the Corporation shall act as Secretary of all stockholders meetings; but, the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

         Proceedings at every stockholders meeting shall, at the election of the Chairman, comply with ROBERT'S RULES OF ORDER (latest published edition).

         Section 2.6. NOTIFICATION OF STOCKHOLDER BUSINESS. All business properly brought before an annual meeting shall be transacted at such meeting. Subject to the right of stockholders to elect a Chairman of the meeting, as set forth in Section 2.5 of these By-Laws, business shall be deemed properly brought only if it is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or
(iii) brought before the meeting by a stockholder of record entitled to vote at such meeting if written notice of such stockholder's intent to bring such business before such meeting is delivered to, or mailed, postage prepaid, and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the date on which the Corporation first makes public disclosure (by notice to any national securities exchange or national market system in the United States on which the capital stock of the Corporation entitled to vote at such meeting is listed or otherwise) of the date of the annual meeting; provided, however, that in the event that the annual meeting is adjourned, and the Corporation is required by Delaware law to give notice to stockholders of the adjourned meeting date, written notice of such stockholder's intent to

                                      (2)
bring such business before the meeting must be delivered to or received by the Secretary of the Corporation no later than the close of business on the fifth day following the earlier of (1) the date the Corporation makes public disclosure (by notice to any such exchange or system or otherwise) of the date of the adjourned meeting or (2) the date on which notice of such adjourned meeting is first given to stockholders. Each notice given by such stockholder shall set forth: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(B) the name and address of the stockholder who intends to propose such business; (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting) and intends to appear in person or by proxy at such meeting to propose such business; and (D) any material interest of the stockholder, if any, in such business. The Chairman of the meeting may refuse to transact any business at any meeting made without compliance with the foregoing procedure.

         Section 2.7.   VOTING OF SHARES.

                  Section 2.7.1. VOTING LISTS. The officer or agent who has charge of the stock ledger of the Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock transfer books shall be PRIMA FACIE evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.

                  Section 2.7.2. VOTES PER SHARE. Each outstanding share of capital stock shall be entitled to vote in accordance with the provisions for voting included in the Certificate of Incorporation. In determining the number of shares of stock required by law, by the Certificate of Incorporation or by the By-Laws to be represented for any purpose, or to determine the outcome of any matter submitted to stockholders for approval or consent, the number of shares represented or voted shall be weighted in accordance with the provisions of the Certificate of Incorporation regarding voting powers of each class of stock. Any reference in these By-Laws to a majority or a particular percentage of the voting stock or a majority or a particular percentage of the capital stock shall be deemed to refer to a majority or a particular percentage, respectively, of the voting power of such stock. Issues shall be determined by a class vote only when a class vote is required by law or the Certificate of Incorporation.

                                      (3)

                  Section 2.7.3. PROXIES. Every stockholder entitled to vote at a meeting or to express consent or dissent without a meeting or a stockholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. Each proxy shall be in writing, executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be voted on or after three (3) years from its date, unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

                  Section 2.7.4. REQUIRED VOTE. When a quorum is present at any meeting, the vote of the holders, present in person or represented by proxy, of capital stock of the Corporation representing a majority of the votes of all capital stock of the Corporation entitled to vote thereat shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                  Section 2.7.5. CONSENTS IN LIEU OF MEETING. Pursuant to Article FIFTH of the Corporation's Certificate of Incorporation, no action required to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without such a meeting, to the taking of any action is specifically denied.

                                  Article III.

                                    DIRECTORS

         Section 3.1. PURPOSE. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, acting by not less than a majority of the directors then in office. The Board of Directors shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

         Section 3.2. NUMBER. The number of directors constituting the Board of Directors shall never be less than one (1) nor more than twenty-five (25), and shall be determined by resolution of the Board of Directors.

         Section 3.3. ELECTION. Directors shall be elected by the stockholders by plurality vote at a stockholders meeting as provided in the Certificate of Incorporation and these By-Laws, and each director shall hold office until his successor has been duly elected and qualified.

         Section 3.4. NOTIFICATION OF NOMINATIONS. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, nominations for the election

                                      (4)
of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at an annual meeting or a special meeting called for the purpose of electing directors may nominate persons for election as directors at such meeting only if written notice of such stockholder's intent to make such nomination is delivered to, or mailed, postage prepaid, and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the date on which the Corporation first makes public disclosure (by notice to any national securities exchange or national market system in the United States on which the capital stock of the Corporation entitled to vote at such meeting is listed or otherwise) of the date of the meeting; provided, however, that in the event that the meeting is adjourned, and the Corporation is required by Delaware law to give notice to stockholders of the adjourned meeting date, written notice of such stockholder's intent to make such nomination at such adjourned meeting must be delivered to or received by the Secretary of the Corporation no later than the close of business on the fifth day following the earlier of (1) the date the Corporation makes public disclosure (by notice to any such exchange or system or otherwise) of the date of the adjourned meeting or (2) the date on which notice of such adjourned meeting is first given to stockholders. Each notice given by such stockholder shall set forth: (A) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (B) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (E) the written consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person made without compliance with the foregoing procedure.

         Section 3.5.   VACANCIES AND NEWLY CREATED DIRECTORSHIPS.

                  Section 3.5.1. VACANCIES. Any vacancy occurring in the Board of Directors shall be filled in accordance with Article FIFTH of the Certificate of Incorporation. A director elected to fill a vacancy shall hold office until his successor has been duly elected and qualified.

                  Section 3.5.2. NEWLY CREATED DIRECTORSHIPS. A directorship to be filled by reason of an increase in the number of directors shall be filled in accordance with Article FIFTH of the Certificate of Incorporation.

                                      (5)

         Section 3.6. REMOVAL. Any director or the entire Board of Directors may be removed for cause in accordance with the procedures set forth in Article FIFTH of the Certificate of Incorporation.

         Section 3.7. COMPENSATION. Unless otherwise restricted by law, the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid either a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be allowed like compensation.

                                  Article IV.

                                 BOARD MEETINGS

         Section 4.1. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall determine. No notice shall be required for any regular meeting of the Board of Directors; but a notice of the fixing or changing of the time or place of regular meetings shall be mailed to every director at least five (5) days before the first meeting held pursuant to the notice.

         Section 4.2. SPECIAL MEETINGS. Special meetings of the Board of Directors (i) may be called by the Chairman of the Board or President and (ii) shall be called by the President or Secretary on the written request of two or more directors. Notice of each special meeting of the Board of Directors shall be given to each director at least 24 hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex or facsimile transmission and delivery; two (2) days before the meeting if such notice is delivered by a recognized express delivery service; and three (3) days before the meeting if such notice is delivered through the United States mail. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board of Directors. Except as may be otherwise expressly provided by law, the Certificate of Incorporation or these By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

         Section 4.3. CONDUCT OF MEETINGS. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall determine the order of business that shall be considered at such meetings. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors. In the absence of the President, a Chairman of the meeting shall be elected from the directors present. The Secretary of the Corporation shall act as Secretary of all meetings of the directors, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

                                      (6)

         Section 4.4. QUORUM, REQUIRED VOTE. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         Section 4.5. CONSENT IN LIEU OF MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken by written consent in lieu of a meeting in accordance with applicable provisions of law.

                                   Article V.

                             COMMITTEES OF DIRECTORS

         Section 5.1. ESTABLISHMENT; STANDING COMMITTEES. The Board of Directors may by resolution establish, name or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Such committees may include the following standing committees, which committees, if established, shall have and may exercise the following powers and authority:

                  Section 5.1.1. FINANCE COMMITTEE. The Finance Committee shall, from time to time, meet to review the Corporation's consolidated operating and financial affairs, both with respect to the Corporation and all of its subsidiaries, and to report its findings and recommendations to the Board of Directors for final action. The Finance Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and the recommendations of the Finance Committee shall not be binding on the Board of Directors, except when, pursuant to the provisions of Section 5.2 of these By-Laws, such power and authority have been specifically delegated to such committee by the Board of Directors by resolution. In addition to the foregoing, the specific duties of the Finance Committee shall be determined by the Board of Directors by resolution.

                  Section 5.1.2. AUDIT COMMITTEE. The Audit Committee shall, from time to time, but no less than two times per year, meet to review and monitor the financial and cost accounting practices and procedures of the Corporation and all of its subsidiaries and to report its findings and recommendations to the Board of Directors for final action. In addition, the Audit Committee shall recommend an independent public accountant to audit the Corporation's financial statements and perform other accounting services for the Corporation to the Board of Directors for submission to the stockholders for approval. The composition of the Audit Committee shall meet the requirements of any national securities exchange or national market system on which the Corporation lists any of its capital stock. The Audit Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and the recommendations of the Audit Committee

                                      (7)
shall not be binding on the Board of Directors, except when, pursuant to the provisions of Section 5.2 of these By-Laws, such power and authority have been specifically delegated to such committee by the Board of Directors by resolution. In addition to the foregoing, the specific duties of the Audit Committee shall be determined by the Board of Directors by resolution.

                  Section 5.1.3. COMPENSATION COMMITTEE. The Compensation Committee shall, from time to time, meet to review the various compensation plans, policies and practices of the Corporation and all of its subsidiaries and to report its findings and recommendations to the Board of Directors for final action. The Compensation Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and the recommendations of the Compensation Committee shall not be binding on the Board of Directors, except when, pursuant to the provisions of Section 5.2 of these By-Laws, such power and authority have been specifically delegated to such committee by the Board of Directors by resolution. In addition to the foregoing, the specific duties of the Compensation Committee shall be determined by the Board of Directors by resolution.

         Section 5.2.   AVAILABLE POWERS. Any committee established pursuant to
Section 5.1 of these By-Laws, including the Finance Committee, the Audit Committee and the Compensation Committee, but only to the extent provided in the resolution of the Board of Directors establishing such committee or otherwise delegating specific power and authority to such committee, and as limited by law, the Certificate of Incorporation, and these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Without limiting the foregoing, such committee may, but only to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the company.

         Section 5.3. UNAVAILABLE POWERS. No committee of the Board of Directors shall have the power or authority to amend the Certificate of Incorporation (except in connection with the issuance of capital stock as provided in the previous section); adopt an agreement of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, a dissolution of the Corporation or a revocation of such a dissolution; amend the By-Laws of the Corporation; or, unless the resolution establishing such committee or the Certificate of Incorporation expressly so provides, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger.

         Section 5.4. ALTERNATE MEMBERS. In the absence or disqualification of a member of a committee, (i) the Board of Directors may designate one or more directors as alternate members of any such committee or (ii) the member or members of the

                                      (8)
committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; provided, however, that any person or persons appointed pursuant to subparagraph (i) or (ii) are qualified to serve on such committee in accordance with the resolutions establishing the same.

         Section 5.5. PROCEDURES. Time, place and notice, if any, of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board of Directors to serve on such committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the Certificate of Incorporation, these By-Laws or the resolution or resolutions establishing such committee. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

                                  Article VI.

                                    OFFICERS

         Section 6.1. ELECTED OFFICERS. The Board of Directors shall elect a President and a Secretary (collectively, the "Required Officers") and may elect such other officers having the titles and duties set forth below which are not reserved for the Required Officers or such other titles as the Board of Directors may by resolution from time to time establish. The respective duties of the Required Officers or any other officer, shall be defined by and subject to the description of such office set forth below and by the resolution creating the same.

                  Section 6.1.1. CHAIRMAN OF THE BOARD. The Chairman of the Board, or in his absence, the President, shall preside, when present, over all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall advise and counsel the President and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors or these By-Laws. The Chairman of the Board may execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed to another agent of the Corporation or where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chairman of the board may delegate all or any of his powers or duties to the President, if and to the extent deemed by the Chairman of the Board to be desirable or appropriate.

                  Section 6.1.2. PRESIDENT. The President shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event of his

                                      (9)
inability or refusal to act, the President shall perform the duties and exercise the powers of the Chairman of the Board.

                  Section 6.1.3. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as these By-Laws or the Board of Directors may from time to time prescribe.

                  Section 6.1.4. VICE PRESIDENTS. In the absence of the President, or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any such designation, then in the order of their election or appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

                  Section 6.1.5. SECRETARY. The Secretary shall keep in books provided for that purpose the minutes of all meetings of the Board of Directors and of all committees of the Board of Directors and the minutes of all meetings of the stockholders; he shall attend to the giving or serving of all notices of the Corporation; he may sign with the Chairman of the Board or the President or a Vice President, in the name of the Corporation, all contracts when authorized so to do either generally or in specific instances by the Board of Directors or by any committee of the Board of Directors having the requisite authority and, when so ordered by the Board of Directors or such committee, he shall affix the seal of the Corporation thereto; he may sign with the Chairman of the Board, the President or a Vice President certificates for shares of the capital stock; he shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors shall direct, all of which shall at all reasonable times be open to the examination of the independent public accountants of the Corporation or any director, at the office of the Corporation during business hours; and he shall in general perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors.

                  Section 6.1.6. ASSISTANT SECRETARIES. The Assistant Secretary, or if there be more than one, the Assistant Secretaries (in the order determined by the Board of Directors or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary.

                  Section 6.1.7. TREASURER. The Treasurer shall have custody of all the funds and securities of the Corporation which may come into his hands, and shall deposit the same with such bank or banks or other depositary or depositories as the Board of Directors from time to time shall determine; he may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositories as the Board of Directors may designate; he may sign all receipts and vouchers for payments made to the Corporation; he may sign with the Chairman of the Board or the President or a Vice President certificates for shares of the capital stock; he shall enter or cause to be entered

                                      (10)
regularly in the books of the Corporation full and accurate accounts of all moneys received and paid on account for the Corporation and wherever required by the Board of Directors shall render statements of such accounts; he shall, at all reasonable times, exhibit his books and accounts to the independent public accountant of the Corporation or to any director of the Corporation during business hours; and he shall perform all acts incident of the office of Treasurer, subject to the control of the Board of Directors.

                  Section 6.1.8. ASSISTANT TREASURERS. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers (in the order determined by the Board of Directors or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

                  Section 6.1.9. DIVISIONAL OFFICERS. Each division of the Corporation, if any, may have a President, Secretary or Treasurer and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other assistant officers. Any number of such offices may be held by the same person. Such divisional officers will be appointed by, report to and serve at the pleasure of the Board of Directors and such other officers that the Board of Directors may place in authority over them. The officers of each division shall have such authority with respect to the business and affairs of that division as may be granted from time to time by the Board of Directors, and in the regular course of business of such division may sign contracts and other documents in the name of the division where so authorized; provided that in no case and under no circumstances shall an officer of one division have authority to bind any other division of the Corporation except as necessary in the pursuit of the normal and usual business of the division of which he is an officer.

         Section 6.2. ELECTION. All officers shall serve until their successors are duly elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

         Section 6.3. APPOINTED OFFICERS. The Board of Directors may also appoint or delegate the power to appoint such other officers, assistant officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary, and the titles and duties of such appointed officers may be as described in Section 6.1 for elected officers; provided that the officers and any officer possessing authority over or responsibility for any function of the Board of Directors shall be elected officers.

         Section 6.4. MULTIPLE OFFICEHOLDERS, STOCKHOLDERS AND DIRECTOR OFFICERS. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide. Officers need not be stockholders or residents of the State of Delaware. Officers, such as the Chairman of the Board, possessing authority over or responsibility for any function of the Board of Directors must be directors.

         Section 6.5. COMPENSATION, VACANCIES. The compensation of elected officers shall be set by the Board of Directors. The Board of Directors shall also fill any vacancy

                                      (11)
in an elected office. The compensation of appointed officers and the filling of vacancies in appointed offices may be delegated by the Board of Directors to the same extent as permitted by these By-Laws for the initial filling of such offices.

         Section 6.6. ADDITIONAL POWERS AND DUTIES. In addition to the foregoing especially enumerated powers and duties, the several elected and appointed officers of the Corporation shall perform such other duties and exercise such further powers as may be provided by law, the Certificate of Incorporation or these By-Laws or as the Board of Directors may from time to time determine or as may be assigned to them by any competent committee or superior officer.

         Section 6.7. REMOVAL. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board of Directors.

         Section 6.8. VOTING UPON STOCKS. Unless otherwise ordered by the Board of Directors, the Chairman of the Board or the President, or any other officer of the Corporation designated by the Chairman of the Board or the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation or entity in which the Corporation may own or hold stock or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chairman of the Board, the President or any other officer of the Corporation designated by the Chairman of the Board or the President, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, waivers of notice and other instruments relating to the stocks or securities owned or held by the Corporation. The Board of Directors may, from time to time, by resolution confer like powers upon any other person or persons.

                                  Article VII.

                               SHARE CERTIFICATES

         Section 7.1. ENTITLEMENT TO CERTIFICATES. Every holder of the capital stock of the Corporation, unless and to the extent the Board of Directors by resolution provides that any or all classes or series of stock shall be uncertificated, shall be entitled to have a certificate, in such form as is approved by the Board of Directors and conforms with applicable law, certifying the number of shares owned by him.

         Section 7.2. MULTIPLE CLASSES OF STOCK. If the Corporation shall be authorized to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board of Directors shall by resolution provide that such class or series of stock shall be

                                      (12)
uncertificated, be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Corporation will furnish a copy of such statement without charge to each requesting stockholder.

         Section 7.3. SIGNATURES. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (1) the Chairman of the Board, the President or a Vice President; and (2) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. The signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Corporation with the same effect as if he held such office on the date of issue.

         Section 7.4. ISSUANCE AND PAYMENT. Subject to the provisions of the law, the Certificate of Incorporation or these By-Laws, shares may be issued for such consideration and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid.

         Section 7.5. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 7.6. TRANSFER OF STOCK. Upon surrender to the Corporation or its transfer agent, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said shares, the Corporation shall be obligated to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Corporation shall not be so obligated unless such transfer was made in compliance with applicable state and federal securities laws.

         Section 7.7. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be

                                      (13)
bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                 Article VIII.

                                 INDEMNIFICATION

         Section 8.1. GENERAL. The Corporation shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his conduct was unlawful.

         Section 8.2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 8.3.   BOARD DETERMINATIONS. Any indemnification under Sections
8.1 and 8.2 (unless ordered by a court) shall be made by the Corporation only as authorized

                                      (14)
in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 8.1 and 8.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 8.4. ADVANCEMENT OF EXPENSES. Expenses incurred by a director, officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any pending threatened action, suit or proceeding against an officer, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by law or in this Section.

         Section 8.5. NONEXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the Corporation seeking indemnification or advancement of expenses may be entitled under any other provision of these By-Laws or by the Certificate of Incorporation, an agreement, a vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 8.6. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under provisions of the statutes, the Certificate of Incorporation or this Section.

         Section 8.7.   CERTAIN DEFINITIONS. For purposes of this Article VIII,
(a) references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, which, if its separate existence had continued, would have the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with

                                      (15)
respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued; (b) references to "other enterprises" shall include employee benefit plans; (c) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (d) references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

         Section 8.8. CHANGE IN GOVERNING LAW. In the event of any amendment or addition to Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law which shall limit indemnification rights thereunder, the Corporation shall, to the extent permitted by the General Corporation Law of the Sate of Delaware, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

                                  Article IX.

                 INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS

         Section 9.1. VALIDITY. Any contract or other transaction between the Corporation and any of its directors, officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer, or stockholder at the meeting authorizing such contract or transaction, or his participation or vote in such meeting or authorization.

         Section 9.2. DISCLOSURE, APPROVAL. The foregoing shall, however, apply only if the material facts of the relationship or the interest of each such director, officer or stockholder is known or disclosed:

                  (1) to the Board of Directors and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority to carry the vote; or

                                      (16)

                  (2) to the stockholders and they nevertheless in good faith authorize or ratify the contract or transaction by a majority of the shares present, each such interested stockholder to be counted for quorum and voting purposes.

         Section 9.3. NONEXCLUSIVE. This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

                                   Article X.

                                  MISCELLANEOUS

         Section 10.1. PLACE OF MEETINGS. All stockholders, directors and committee meetings shall be held at such place or places, within or without the State of Delaware, as shall be designated from time to time by the Board of Directors or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the Corporation.

         Section 10.2. FIXING RECORD DATES. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or to effect any other lawful action, or to make a determination of stockholders for any other proper purpose, the Board of Directors may fix, in advance, a record date for any such determination of stockholders, which shall not be more than sixty (60) nor less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. In the absence of any action by the Board of Directors, the date on which a notice of meeting is given, or the date the Board of Directors adopts the resolution declaring a dividend or other distribution or allotment or approving any change, conversion or exchange, as the case may be, shall be the record date. A record date validly fixed for any meeting of stockholders and the determination of stockholders entitled to vote at such meeting shall be valid for any adjournment of said meeting except where such determination has been made through the closing of stock transfer books and the stated period of closing has expired.

         Section 10.3. MEANS OF GIVING NOTICE. Except as expressly provided elsewhere herein, whenever under law, the Certificate of Incorporation or these By-Laws, notice is required to be given to any director or stockholder, such notice may be given in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegraph, telex, or facsimile transmission, addressed to such director or stockholder at his address, telex or facsimile transmission number, as the case may be, appearing on the records of the Corporation, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be.

         Section 10.4. WAIVER OF NOTICE. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or of these By-Laws, a written

                                      (17)
waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or of directors or of a committee shall constitute waiver of notice of such meeting, except where otherwise provided by law.

         Section 10.5. ATTENDANCE VIA COMMUNICATIONS EQUIPMENT. Unless otherwise restricted by law, the Certificate of Incorporation or these By-Laws, members of the Board of Directors or any committee thereof or the stockholders may hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 10.6. DIVIDENDS. Dividends on the capital stock of the Corporation, paid in cash, property, or securities of the Corporation and as may be limited by applicable law and applicable provisions of the Certificate of Incorporation (if any), may be declared by the Board of Directors at any regular or special meeting.

         Section 10.7. RESERVES. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation to be distributed to stockholders, or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation; and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 10.8. REPORTS TO STOCKHOLDERS. The Board of Directors shall present at each annual meeting of stockholders, and at any special meeting of stockholders when called for by vote of the stockholders, a statement of the business and condition of the Corporation.

         Section 10.9. CHECKS, NOTES AND CONTRACTS. Checks and other orders for the payment of money shall be signed by such person or persons as the Board of Directors shall from time to time by resolution determine. Contracts and other instruments or documents may be signed in the name of the Corporation by the Chairman of the Board or the President or by any other officer authorized to sign such contract, instrument or document by the Board of Directors, and such authority may be general or confined to specific instances.

         Checks and other orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation, with a depositary authorized by resolution of the Board of Directors, by the Chief Financial Officer or Treasurer or such other persons as the Board of Directors may from time to time by resolution determine.

                                      (18)

         Section 10.10. LOANS. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do by the Board of Directors, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do by the Board of Directors, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

         Section 10.11. FISCAL YEAR. The fiscal year of the Corporation shall be the 52-53 week period ending on the Sunday closest to the end of each calendar year.

         Section 10.12. SEAL. The seal of the Corporation shall be in such form as shall from time to time be adopted by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

         Section 10.13. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

         Section 10.14. RESIGNATION. Any director, committee member, officer or agent may resign by giving written notice to the Chairman of the Board, the President or the Secretary. The resignation shall take effect at the time specified herein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 10.15. SURETY BONDS. Such officers and agents of the Corporation (if any) as the President or the Board of Directors may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the president or the Board of Directors may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

         Section 10.16. AMENDMENTS. These By-Laws may from time to time be altered, amended or repealed and new By-Laws may be adopted, as provided in the Certificate of Incorporation.